EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SanDisk Announces Second Quarter 2015 Results

MILPITAS, Calif., July 22, 2015 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the second quarter ended June 28, 2015. Second quarter revenue of $1.24 billion decreased 24 percent on a year-over-year basis and decreased 7 percent sequentially.

On a GAAP(1) basis, second quarter net income was $81 million, or $0.38 per share, compared to net income of $274 million, or $1.14 per share, in the second quarter of 2014 and $39 million, or $0.17 per share, in the first quarter of 2015.

On a non-GAAP(2)(3) basis, second quarter net income was $136 million, or $0.66 per share, compared to net income of $329 million, or $1.41 per share, in the second quarter of 2014 and net income of $134 million, or $0.62 per share, in the first quarter of 2015. For a reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“During the second quarter, we strengthened our portfolio with several new product launches in both the retail and commercial channels,” said Sanjay Mehrotra, president and chief executive officer, SanDisk. “We are making steady progress on all operational fronts, and remain focused on enhancing our financial performance.”

KEY FINANCIAL RESULTS

	GAAP (1)			Non-GAAP (2)
(in millions, except percentages and per share amounts)	Q2’15	Q2’14	Q1’15	Q2’15	Q2’14	Q1’15
Revenue	$1,237	$1,634	$1,332	$1,237	$1,634	$1,332
Gross profit	$484	$760	$545	$518	$783	$574
percent of revenue	39%	46%	41%	42%	48%	43%
Operating income	$104	$417	$57	$191	$472	$198
percent of revenue	8%	25%	4%	15%	29%	15%
EPS (3)	$0.38	$1.14	$0.17	$0.66	$1.41	$0.62

OTHER FINANCIAL INFORMATION

(in millions)	Q2’15	Q2’14	Q1’15
Cash, cash equivalents, short and long-term marketable securities	$4,003	$6,249	$4,394
Less: aggregate principal amount of convertible senior notes outstanding	(2,497)	(2,500)	(2,497)
Net cash (4)	$1,506	$3,749	$1,897
Net cash provided by operating activities	$29	$241	$309
Less: acquisition of property and equipment, net	(96)	(44)	(98)
Change in investment and notes receivable activity with Flash Ventures	15	—	(11)
Free cash flow (5)	$(52)	$197	$200

NEWS HIGHLIGHTS

•
SanDisk announced the availability of its new Fusion ioMemoryTM PCIe application accelerators which utilize SanDisk NAND and dramatically improve performance compared to the previous generation ioDrive®2, enabling datacenter consolidation and lower total cost of ownership. These application accelerators also feature updated Virtual Storage Layer (VSL) data access acceleration software.

•
SanDisk announced its new CloudSpeed Eco™ Gen. II enterprise SATA SSD for cloud service providers, with up to 2TB* capacity, based on 15 nanometer NAND flash. The CloudSpeed Eco Gen. II delivers greater storage density with three times the streaming bandwidth versus hard disk drives (HDDs).

•
SanDisk announced the SanDisk Extreme® 500 and the SanDisk Extreme® 900 families of high-performance portable SSDs at capacities up to 480GB and 1.92TB respectively. These SSDs feature significantly faster transfer speeds than a portable hard drive.

•
SanDisk introduced the new SanDisk Z400s SSD, a cost-effective 15 nanometer-based SSD designed to replace HDDs in computing platforms and embedded applications, such as digital signage, security surveillance, and point of sale or kiosk environments.

•	SanDisk announced today a third quarter 2015 dividend of $0.30 per share of common stock, payable on August 25, 2015 to stockholders of record as of the close of business on August 3, 2015.

CONFERENCE CALL
SanDisk’s second quarter 2015 conference call is scheduled for today at 2:00 P.M., Pacific Time, Wednesday, July 22, 2015. The conference call will be on live webcast and can be accessed from SanDisk’s investor relations website at www.sandisk.com/IR. To dial into the live call, please dial 719-325-4800 and provide the password 3235993. Participants are encouraged to dial in at least 10 minutes before the call commences. Supplemental information and slides that accompany the web broadcast will be available on the SanDisk’s investor relations website at www.sandisk.com/IR after the prepared remarks. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to SanDisk’s website prior to the conference call.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world's largest data centers, and embedded in advanced smartphones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2015 SanDisk Corporation. All rights reserved. SanDisk, the SanDisk logo, ioDrive and SanDisk Extreme are trademarks of SanDisk Corporation, registered in the United States and other countries.CloudSpeed Eco and Fusion ioMemory are trademarks of SanDisk Corporation. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

This news release contains certain forward-looking statements, including those regarding industry environment, our business prospects, our intended financial, operational and strategic plans and priorities, our future financial performance and market share, our customer base, customer qualifications and product mix, technology trends and adoption, and new products and technologies, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

•
failure to effectively or efficiently execute on our financial, operational or strategic plans or priorities, which may change, may not have the effects that we anticipate or otherwise be successful on the timeline that we expect or at all or may have unanticipated consequences;

•	changes in industry supply and demand environment, and production and pricing levels being different than what we anticipate;

•	competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced gross margins;

•
excess or mismatched captive memory output, capacity or inventory, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output, capacity or inventory, resulting in lost revenue and growth opportunities;

•	weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix;

•
potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly OEM products such as our embedded flash storage and SSD solutions;

•	failure to successfully sell enterprise solutions on the timelines or in the quantities we expect or transition our enterprise customers to our leading edge solutions;

•	failure or delays in making new products or technologies available in the manner and capacities we anticipate, whether due to technology or supply chain difficulties or other factors;

•
inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies or the failure of new technologies to effectively compete with those of our competitors;

•
our 15-nanometer process technology, our X3 NAND memory architecture, our 3D NAND technology or our solutions utilizing these new technologies may not be available when we expect or perform as expected;

•	failure to manage the risks associated with our ventures and strategic partnerships with Toshiba;

•	inability to achieve the expected benefits from acquisitions in a timely manner, or at all;

•	industry and technology trends not occurring in the timeline we anticipate or at all; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended March 29, 2015.

All statements made in this news release are made only as of the date of this release. We undertake no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, amortization and impairment of acquisition-related intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments.

(3)	Non-GAAP shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

(4)	Net cash is defined as cash, cash equivalents, short and long-term marketable securities, minus the aggregate principal amount of the outstanding convertible senior notes.

(5)	Free cash flow is defined as net cash provided by operating activities less (a) acquisition of property and equipment, net, and (b) net investment and notes receivables activity with Flash Ventures.

*	1GB=1,000,000,000 bytes. 1TB=1,000,000,000,000 bytes. Actual user storage may be less.

Investor Contacts:
Jay Iyer
408-801-2067, jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732, brendan.lahiff@sandisk.com

Media Contact:
Michael Diamond
408-801-1108, michael.diamond@sandisk.com

# # # # #

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue	$1,237,196	$1,634,011	$2,569,437	$3,145,956

Cost of revenue	723,995	854,640	1,486,478	1,595,679
Amortization of acquisition-related intangible assets	28,822	19,721	53,578	39,337
Total cost of revenue	752,817	874,361	1,540,056	1,635,016
Gross profit	484,379	759,650	1,029,381	1,510,940
Operating expenses:
Research and development	218,418	204,030	441,144	402,859
Sales and marketing	96,681	83,398	198,501	160,370
General and administrative	41,932	54,085	89,979	102,754
Amortization of acquisition-related intangible assets	13,681	1,481	27,362	3,127
Impairment of acquisition-related intangible assets	—	—	61,000	—
Restructuring and other	9,746	—	50,287	—
Total operating expenses	380,458	342,994	868,273	669,110
Operating income	103,921	416,656	161,108	841,830
Other income (expense), net	(12,777)	(13,579)	(36,347)	(29,214)
Income before income taxes	91,144	403,077	124,761	812,616
Provision for income taxes	10,171	129,131	4,763	269,722
Net income	$80,973	$273,946	$119,998	$542,894
Net income per share:
Basic	$0.39	$1.21	$0.57	$2.41
Diluted	$0.38	$1.14	$0.55	$2.28
Shares used in computing net income per share:
Basic	206,737	225,544	209,083	225,694
Diluted	212,712	240,756	218,490	238,463

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
SUMMARY RECONCILIATION OF NET INCOME:

GAAP NET INCOME	$80,973	$273,946	$119,998	$542,894
Share-based compensation (a)	44,422	34,449	85,832	64,479
Amortization of acquisition-related intangible assets (b)	42,503	21,202	80,940	42,464
Impairment of acquisition-related intangible assets (c)	—	—	61,000	—
Convertible debt interest (d)	22,603	21,125	44,737	42,089
Income tax adjustments (e)	(54,045)	(22,023)	(122,364)	(33,197)
NON-GAAP NET INCOME	$136,456	$328,699	$270,143	$658,729

GAAP COST OF REVENUE	$752,817	$874,361	$1,540,056	$1,635,016
Share-based compensation (a)	(5,022)	(3,507)	(9,084)	(6,117)
Amortization of acquisition-related intangible assets (b)	(28,822)	(19,721)	(53,578)	(39,337)
NON-GAAP COST OF REVENUE	$718,973	$851,133	$1,477,394	$1,589,562

GAAP GROSS PROFIT	$484,379	$759,650	$1,029,381	$1,510,940
Share-based compensation (a)	5,022	3,507	9,084	6,117
Amortization of acquisition-related intangible assets (b)	28,822	19,721	53,578	39,337
NON-GAAP GROSS PROFIT	$518,223	$782,878	$1,092,043	$1,556,394

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$218,418	$204,030	$441,144	$402,859
Share-based compensation (a)	(22,309)	(17,500)	(43,352)	(33,175)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$196,109	$186,530	$397,792	$369,684

GAAP SALES AND MARKETING EXPENSES	$96,681	$83,398	$198,501	$160,370
Share-based compensation (a)	(9,948)	(7,204)	(19,483)	(13,461)
NON-GAAP SALES AND MARKETING EXPENSES	$86,733	$76,194	$179,018	$146,909

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$41,932	$54,085	$89,979	$102,754
Share-based compensation (a)	(7,143)	(6,238)	(13,913)	(11,726)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$34,789	$47,847	$76,066	$91,028

GAAP TOTAL OPERATING EXPENSES	$380,458	$342,994	$868,273	$669,110
Share-based compensation (a)	(39,400)	(30,942)	(76,748)	(58,362)
Amortization of acquisition-related intangible assets (b)	(13,681)	(1,481)	(27,362)	(3,127)
Impairment of acquisition-related intangible assets (c)	—	—	(61,000)	—
NON-GAAP TOTAL OPERATING EXPENSES	$327,377	$310,571	$703,163	$607,621

GAAP OPERATING INCOME	$103,921	$416,656	$161,108	$841,830
Cost of revenue adjustments (a) (b)	33,844	23,228	62,662	45,454
Operating expense adjustments (a) (b) (c)	53,081	32,423	165,110	61,489
NON-GAAP OPERATING INCOME	$190,846	$472,307	$388,880	$948,773

GAAP OTHER INCOME (EXPENSE), NET	$(12,777)	$(13,579)	$(36,347)	$(29,214)
Convertible debt interest (d)	22,603	21,125	44,737	42,089
NON-GAAP OTHER INCOME (EXPENSE), NET	$9,826	$7,546	$8,390	$12,875

GAAP NET INCOME	$80,973	$273,946	$119,998	$542,894
Cost of revenue adjustments (a) (b)	33,844	23,228	62,662	45,454
Operating expense adjustments (a) (b) (c)	53,081	32,423	165,110	61,489
Other income (expense) adjustments (d)	22,603	21,125	44,737	42,089
Income tax adjustments (e)	(54,045)	(22,023)	(122,364)	(33,197)
NON-GAAP NET INCOME	$136,456	$328,699	$270,143	$658,729

Diluted net income per share:
GAAP	$0.38	$1.14	$0.55	$2.28
Non-GAAP	$0.66	$1.41	$1.27	$2.84

Shares used in computing diluted net income per share:
GAAP	212,712	240,756	218,490	238,463
Non-GAAP (f)	208,093	232,808	212,351	231,570

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
SUMMARY RECONCILIATION OF DILUTED SHARES:

GAAP	212,712	240,756	218,490	238,463
Adjustments for share-based compensation	89	336	107	266
Offsetting shares from call options	(4,708)	(8,284)	(6,246)	(7,159)
Non-GAAP (f)	208,093	232,808	212,351	231,570

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012, SMART Storage Systems in August 2013 and Fusion-io, Inc. in July 2014, impairment of acquisition-related in-process research and development intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of the call options which, when exercised, will offset the issuance of dilutive shares from the convertible senior notes, while our GAAP diluted shares exclude the anti-dilutive impact of these call options. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources, and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as share-based compensation, amortization of acquisition-related intangible assets, impairment of acquisition-related in-process research and development intangible assets, non-cash economic interest expense associated with the convertible senior notes, non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily developed technology, customer relationships, and trademarks and trade names related to the acquisitions of Pliant Technology, Inc., FlashSoft Corporation, Schooner Information Technology, Inc., SMART Storage Systems and Fusion-io, Inc.

(c)	Impairment of acquisition-related in-process research and development intangible assets related to the acquisition of Fusion-io, Inc.

(d)
Incremental interest expense related to the non-cash economic interest expense associated with the convertible senior notes and the non-cash change in fair value of the liability component of the convertible senior notes due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017.

(e)
Income taxes associated with certain non-GAAP to GAAP adjustments and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in the non-GAAP tax rate but not in the forecasted GAAP tax rate.

(f)	Non-GAAP diluted shares are adjusted for the impact of expensing share-based compensation and include the impact of offsetting shares from the call options related to the convertible senior notes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 28, 2015	December 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$685,790	$809,003
Short-term marketable securities	1,078,221	1,455,509
Accounts receivable, net	640,842	842,476
Inventory	780,773	698,011
Deferred taxes	160,935	180,134
Other current assets	310,795	214,992
Total current assets	3,657,356	4,200,125
Long-term marketable securities	2,239,072	2,758,475
Property and equipment, net	804,764	724,357
Notes receivable and investments in Flash Ventures	936,392	962,817
Deferred taxes	158,506	161,827
Goodwill	831,328	831,328
Intangible assets, net	390,355	542,351
Other non-current assets	131,658	108,677
Total assets	$9,149,431	$10,289,957

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$412,403	$404,237
Accounts payable to related parties	139,771	136,051
Convertible short-term debt (1)	892,054	869,645
Other current accrued liabilities	356,480	506,293
Deferred income on shipments to distributors and retailers and deferred revenue	236,352	274,657
Total current liabilities	2,037,060	2,190,883
Convertible long-term debt	1,222,642	1,199,696
Non-current liabilities	163,080	245,554
Total liabilities	3,422,782	3,636,133

Convertible short-term debt conversion obligation (1)	104,666	127,143

Stockholders' equity:
Common stock	5,141,172	5,236,982
Retained earnings	704,389	1,499,149
Accumulated other comprehensive loss	(223,578)	(208,072)
Total stockholders' equity	5,621,983	6,528,059
Non-controlling interests	—	(1,378)
Total equity	5,621,983	6,526,681
Total liabilities, convertible short-term debt conversion obligation and equity	$9,149,431	$10,289,957

(1)
The 1.5% Convertible Senior Notes due 2017 were convertible through June 30, 2015 as a result of the Company’s common stock price exceeding the trigger price set forth in the indenture. Accordingly, the carrying value of the notes is reported as short-term debt as of June 28, 2015. Based upon the Company's stock price not exceeding the trigger price set forth in the indenture at June 30, 2015, the 1.5% Convertible Senior Notes due 2017 will not be convertible during the calendar quarter ending September 30, 2015. The Convertible short-term debt conversion obligation represents the difference between the carrying value of the convertible debt and the principal amount due in cash upon conversion.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Cash flows from operating activities:
Net income	$80,973	$273,946	$119,998	$542,894
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(2,232)	641	(3,197)	7,592
Depreciation	70,074	61,364	139,155	121,453
Amortization	86,358	72,996	169,732	145,594
Provision for doubtful accounts	310	388	640	(159)
Share-based compensation expense	44,422	34,449	85,832	64,479
Excess tax benefit from share-based plans	(1,476)	(10,552)	(10,341)	(28,012)
Impairment and other	—	—	63,709	—
Other non-operating	(2,909)	(312)	(7,096)	708
Changes in operating assets and liabilities:
Accounts receivable, net	(51,190)	(163,687)	201,709	(76,998)
Inventory	(67,707)	48,562	(81,652)	6,445
Other assets	(12,379)	(55,066)	(107,052)	(519)
Accounts payable trade	3,733	49,795	(22,357)	13,249
Accounts payable to related parties	(8,099)	(9,292)	3,720	4,280
Other liabilities	(111,014)	(62,372)	(215,071)	(178,067)
Total adjustments	(52,109)	(33,086)	217,731	80,045
Net cash provided by operating activities	28,864	240,860	337,729	622,939
Cash flows from investing activities:
Purchases of short and long-term marketable securities	(580,930)	(1,511,635)	(1,273,586)	(2,778,534)
Proceeds from sales of short and long-term marketable securities	877,931	1,078,061	1,923,028	2,093,666
Proceeds from maturities of short and long-term marketable securities	106,811	249,875	206,692	379,495
Acquisition of property and equipment, net	(95,562)	(44,149)	(193,849)	(78,666)
Investment in Flash Ventures	—	(24,296)	—	(24,296)
Notes receivable issuances to Flash Ventures	(71,347)	(63,607)	(171,846)	(87,959)
Notes receivable proceeds from Flash Ventures	86,463	87,952	176,156	112,304
Purchased technology and other assets	(5,374)	(684)	(6,874)	(1,553)
Acquisitions, net of cash acquired	—	—	—	2,368
Other	(866)	—	(866)	—
Net cash provided by (used in) investing activities	317,126	(228,483)	658,855	(383,175)
Cash flows from financing activities:
Repayment of debt financing	—	—	(68)	—
Proceeds from employee stock programs	4,855	51,682	35,699	103,564
Excess tax benefit from share-based plans	1,476	10,552	10,341	28,012
Dividends paid	(62,596)	(50,838)	(127,099)	(102,398)
Share repurchases (1)	(253,576)	(256,996)	(1,037,475)	(371,448)
Net cash used in financing activities	(309,841)	(245,600)	(1,118,602)	(342,270)
Effect of changes in foreign currency exchange rates on cash	(299)	1,400	(1,195)	1,375
Net increase (decrease) in cash and cash equivalents	35,850	(231,823)	(123,213)	(101,131)
Cash and cash equivalents at beginning of period	649,940	1,116,938	809,003	986,246
Cash and cash equivalents at end of period	$685,790	$885,115	$685,790	$885,115

(1)	Share repurchases include cash used to repurchase common stock and cash used to settle employee tax withholding obligations due upon the vesting of restricted stock units.

SanDisk Corporation
Preliminary Quarterly Metrics

Revenue Mix by Category (1)

% of revenue (unaudited)
Percentages may not add to 100% due to rounding

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	FY'14	FY'15 YTD
Embedded (2)	20%	19%	24%	26%	25%	20%	23%	23%
Removable (3)	40%	40%	38%	33%	38%	44%	38%	41%
Client SSD Solutions (4)	22%	21%	17%	16%	13%	10%	19%	12%
Enterprise Solutions (5)	6%	8%	10%	15%	14%	14%	10%	14%
Other (6)	11%	12%	11%	10%	10%	11%	11%	11%
Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%

(1)	Revenue by category is estimated based on analysis of the information the company collects in its sales reporting processes.

(2)	Embedded includes products that attach to a host system board.

(3)	Removable includes products such as cards, USB flash drives and audio/video players.

(4)	Client SSD Solutions includes SSDs used in client devices and associated software.

(5)	Enterprise Solutions includes SSDs, system solutions and software used in data center applications.

(6)	Other includes wafers, components, accessories and license and royalty.

Revenue Mix by Channel

% of revenue (unaudited)

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	FY'14	FY'15 YTD
Retail	35%	33%	32%	31%	35%	39%	33%	37%
Commercial (1)	65%	67%	68%	69%	65%	61%	67%	63%
Total Revenue	100%	100%	100%	100%	100%	100%	100%	100%

(1)	Commercial includes revenue from OEMs, system integrators, value-added resellers, direct sales and license and royalties.

SanDisk Corporation
Preliminary Quarterly Metrics
(unaudited)

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15
Q/Q Change in Gigabytes Sold	-10%	+31%	+9%	+4%	-15%	-1%
Y/Y Change in Gigabytes Sold	+20%	+51%	+43%	+32%	+24%	-6%
Q/Q Change in ASP/Gigabyte	-3%	-16%	-3%	-4%	-10%	-6%
Y/Y Change in ASP/Gigabyte	-7%	-26%	-26%	-24%	-29%	-21%
Q/Q Change in Cost/Gigabyte (1)	-3%	-12%	-3%	+3%	-6%	-4%
Y/Y Change in Cost/Gigabyte (1)	-23%	-28%	-23%	-15%	-17%	-10%

Average Gigabyte/Unit Capacity	13.9	14.1	16.5	22.3	20.8	19.2

As of end of period:
Factory Headcount (2)(3)	1,366	2,874	3,276	3,284	3,149	3,149
Non-Factory Headcount (4)	4,490	4,664	5,461	5,412	5,490	5,371	(5)
Total Headcount	5,856	7,538	8,737	8,696	8,639	8,520

(1)	Cost per gigabyte and cost reduction are non-GAAP and are computed from non-GAAP cost of revenue.

(2)	Reflects SanDisk China and Malaysia factory employees, excluding temporary and contract workers.

(3)	During 2014, 1,505 employees were converted from contractor to employee status in SanDisk’s assembly and test facility in China.

(4)	Reflects SanDisk non-factory employees, excluding temporary and contract workers.

(5)	Headcount at the end of Q2’15 included 107 employees who had been notified of reduction-in-force but were still on the payroll as of the end of Q2’15.